UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2012

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania 17604

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Director

On January 25, 2012, David Bonderman, a member of the Board of Directors (“Board”) of Armstrong World Industries, Inc. (the “Company”) since 2009 and one of the two nominees to the Board of Armor TPG Holdings LLC (“Armor TPG”) pursuant to the terms of a Shareholders’ Agreement (the “Shareholders’ Agreement”) between the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust and Armor TPG, dated as of August 28, 2009, informed the Board of his intention to not stand for reelection as a director when his term expires at the Company’s 2012 Annual Meeting of Shareholders (the “Annual Meeting”). Mr. Bonderman’s decision is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices and he intends to serve as a member of the Board for the remainder of his current term. Under the terms of the Shareholders’ Agreement, Armor TPG has the right to designate a replacement for Mr. Bonderman for nomination at the Annual Meeting and has indicated to the Board that it intends to exercise that right.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

	By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Date: January 31, 2012

3